EXHIBIT A
                                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                         DEFERRED COMPENSATION AGREEMENT
                                           FOR NON-EMPLOYEE DIRECTORS
                                                  ELECTION FORM


TO: Countrywide Credit Industries, Inc.

In accordance with the provisions of the above-named Agreement, I hereby elect to defer the cash compensation otherwise to become payable to me for services to be rendered by me as a non-employee member of the Board of Directors, and committees thereof, of Countrywide Credit Industries, Inc. during the period commencing [insert date] and ending on [insert date], as follows:

A.    Amount of Deferral:  _______% of annual retainer and fees.

B. The Director Deferral Account shall be credited with interest as described in The Agreement.


C. The cash compensation deferral is to be paid to me as follows (check one, either number 1 or 2):

  1. _______ In a single lump payment by January 31 of the first full calendar year following (check one, either a, b or c):

                a.   ______       The termination of my services as a director.

      b.   ______       The completion of _____ (insert a whole number not less
                          than 3) calendar years following the year of deferral.

                  c.   ______       The first to occur of either a or b.

         2. _______ In equal monthly payments calculated to exhaust the amount of the deferral and credit interest to the Director Deferral Account within ________ (insert a whole number between 2 and 15) years. The first such monthly payment will be made on the first of the month following the termination of my services as a director.

D. In the event that my death occurs before I have received all of the deferred payments, a lump sum payment shall be made to (insert name and address of beneficiary):

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      The death benefit shall be paid to the beneficiary specified above as follows (check one, either number 1 or 2):

                  1. ______ over the period of years specified
                   above, with the first payment to be made on the first of the month following my death.

     2. ______ in a single lump sum to be payable (check one, either a or b)

                    a) _____ in the month following my death.

           b) _____ in the first month of the year following my death.

I hereby agree to be bound by the terms of the Agreement, including any amendments thereof, and recognize that the foregoing election, with the exception of the above-designated beneficiary, is irrevocable and may not be altered by me.


                  __/s/_______________________________________

Received on behalf of
Countrywide Credit Industries, Inc.



By:  _/s/___________________
    Sandor E. Samuels
    Secretary